UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, Triangle Petroleum Corporation (the “Company”) hired Douglas Griggs, age 55, as its Chief Accounting Officer. Mr. Griggs is a certified public accountant with over thirty-three years of accounting and financial management experience.   Mr. Griggs previously served as the Chief Accounting Officer of Venoco, Inc. from January 2006 through October 2014, prior to which he was an independent consultant in the areas of finance, accounting, project management and Sarbanes-Oxley compliance since January 2003. Mr. Griggs was formerly an Audit Senior Manager with Ernst & Young LLP, and he subsequently held various financial management positions prior to beginning consulting work in 2003. Mr. Griggs has an accounting degree from the University of Northern Iowa.

Mr. Griggs did not enter into any material plan, contract or arrangement with the Company in connection with his hiring as Chief Accounting Officer. He has no family relationship with any director or executive officer of the Company and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2014, Wade Stubblefield of Opportune LLC currently serves as the Company’s principal accounting officer. Mr. Stubblefield is expected to remain as the Company’s principal accounting officer through the filing of the Quarterly Report on Form 10-Q for the Company’s third fiscal quarter.

The information in this Item 5.02 is being filed for informational purposes only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer